EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT AUDITOR



                                Aaron Stein, CPA.
                               Woodmere, New York
                                 (516) 569-0520



I consent to the incorporation by reference in the registration statement of TTI Holdings of America Corp. (the "Company") on Form S-8 of my report dated January 22, 2003, on my audit of the consolidated financial statements of the Company as of September 30, 2002, and for each of the years in the two year period ended September 30, 2001, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ Aaron Stein, CPA
Woodmere, New York
September 5, 2003